Exhibit 5.1

[LETTERHEAD OF ALLERGAN, INC.]

May 6, 2011

Allergan, Inc.

2525 Dupont Drive

Irvine, CA 92612

Attention: Board of Directors

Re: Registration Statement on Form S-8 for 21,821,946 shares of Common Stock

Ladies and Gentlemen:

I am the Vice President, Associate General Counsel and Secretary of Allergan, Inc., a Delaware corporation (the “Company”), and in such capacity have participated in the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 21,821,946 shares of common stock, par value $0.01 per share (the “Shares”) of the Company. The Shares are issuable pursuant to the Allergan, Inc. 2011 Incentive Award Plan (formerly known as the Allergan, Inc. 2008 Incentive Award Plan) (the “Plan”).

In my capacity as the Company’s Associate General Counsel, I am familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Shares and, for purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed.

I, or other employees under my supervision, have made such legal and factual examinations, including an examination, among other things, of originals and copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the basis of my opinion hereinafter expressed. For the purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to me.

I am admitted to practice law in the States of Colorado, Illinois and Minnesota, and I am a registered in-house counsel in the State of California; however, I am generally familiar with the Delaware General Corporation Law as presently in effect (the “DGCL”), and have made such inquiries as I consider necessary to render the opinions set forth herein relating to Delaware law. I am opining herein as to the effect on the subject transaction of only the DGCL, including statutory and reported decisional law thereunder, and I express no opinion with respect to the applicability thereto or the effect thereon of any other laws or as to any matters of municipal law or any other local agencies within any state. I express no opinion as to matters of conflict or choice of law. I undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to my attention after the date hereof.

Subject to the foregoing and in reliance thereon, it is my opinion that, upon the issuance and sale of the Shares in the manner contemplated by the Registration Statement and in accordance with the terms of the Plan, and subject to the Company completing all action and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the Plan and the Registration Statement, including, without limitation, receipt of legal consideration in excess of the par value of the Shares issued, the Shares will be validly issued, fully paid and nonassessable securities of the Company.

With your consent, I have assumed for purposes of the opinion paragraph above that: (i) some or all of the Shares may be delivered through the Depository Trust Company’s automated system for deposits and withdrawals of securities, (ii) the issuance of the Shares will be recorded in the books of the Company, and (iii) the Company will comply with all applicable notice requirements of Section 151 of the DGCL.

This opinion is rendered only to the Company and is solely for the Company in connection with the transactions covered hereby.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Matthew J. Maletta
Matthew J. Maletta
Vice President, Associate General Counsel and Secretary